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                                                                     EXHIBIT 8.1

EXHIBIT 8.1 LIST OF SUBSIDIARIES OF OFFSHORE SYSTEMS INTERNATIONAL LTD. AND THEIR JURISDICTIONS

      Offshore Systems Ltd., British Columbia

      OSI Geomatics Ltd. (formerly Offshore Charts Ltd.), Yukon Territory

      OSI Geomatics Inc. (formerly Offshore Systems International Inc.), Washington, United States

      Offshore Survey and Positioning Services, British Columbia

      Mapcon Mapping Consultants Inc., Utah, United States